Exhibit 10.27

UNANIMOUS WRITTEN ACTION
BY THE PRIMEDIA RETIREMENT COMMITTEE

The undersigned members of the PRIMEDIA Retirement Committee hereby take the following action pursuant to Section 10.1 of the PRIMEDIA Restoration Plan (“Plan”):

(1)   The Plan is hereby terminated effective as of December 31, 2006 and no further interest on any accounts shall be credited on and after said date.

(2)   Each Participant’s Account shall be fully vested as of December 31, 2006.

(3)   Each Participant shall receive a single lump sum payment equal to his or her Account determined as of December 31, 2006 as soon as administratively practical.

(4)   Upon the final distribution of each Participant’s Accounts, the Plan shall be deemed fully terminated and of no further effect.

WITNESS the due execution hereof by all the members of the PRIMEDIA Retirement Committee.

/s/ MICHAELANNE C. DISCEPOLO
Michaelanne C. Discepolo
/s/ ROBERT SFORZO
Robert Sforzo
/s/ JENNIFER SHURDUT
Jennifer Shurdut

Dated: January 9, 2007